Exhibit 99.02
Application – Cause No. PUD 201500273                            1 of 5

BEFORE THE CORPORATION COMMISSION OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC COMPANY	)
FOR AN ORDER OF THE COMMISSION	)
AUTHORIZING APPLICANT TO MODIFY ITS	)	CAUSE NO. PUD 201500273
RATES, CHARGES, AND TARIFFS FOR RETAIL	)
ELECTRIC SERVICE IN OKLAHOMA	)

APPLICATION

COMES NOW Oklahoma Gas and Electric Company, hereinafter referred to as "Applicant," “OG&E,” or “Company,” and in accordance with 17 O.S. §152 and the Commission's rules promulgated thereunder, alleges and shows as follows:
I.    Parties.
OG&E is an investor owned electric public utility with plant, property, and other assets dedicated to and for the generation, production, transmission, distribution and sale of electric power and energy at wholesale and retail levels within the states of Oklahoma and Arkansas. OG&E is incorporated within the State of Oklahoma, is subject to the regulatory authority of this Commission with respect to its retail rates and charges within the State of Oklahoma, and has the following address as its principal place of business:
321 N. Harvey Avenue
Oklahoma City, Oklahoma 73102

Applicant is represented for the purpose of these proceedings by the following named individuals whose addresses are reflected below:
Kimber L. Shoop, OBA No. 19571
Patrick D. Shore, OBA No. 8205
William J. Bullard, OBA No. 1302
Oklahoma Gas and Electric Company
P.O. Box 321

Application – Cause No. PUD 201500273                            2 of 5

Oklahoma City, Oklahoma 73101
405-553-3023
405-553-3198 (Facsimile)
shoopkl@oge.com
shorepd@oge.com
bullarwj@oge.com

All correspondence, pleadings and communications with respect to this proceeding should be directed to all named counsel at their respective addresses.
II.    Facts.
A.    Applicant’s current base rates and charges were approved by the Commission in Cause No. PUD 201100087 by its Order No. 599558 issued July 9, 2012 based on a test year ending December 31, 2010. Applicant is not earning sufficient operating income to produce a fair and reasonable return on capital or a fair and reasonable return on the value of its plant, property and other assets dedicated to public utility service within the state of Oklahoma. Applicant must have increased rates and consequent additional revenues if Applicant is to continue to provide adequate and reliable electric service and earn a fair, just and reasonable rate of return on its investment.
B.    On July 28, 2015, pursuant to OAC 165:70-3-7 of the Commission's Minimum Standard Filing Requirements, OG&E filed its Notice of Intent, advising the Commission of its intent to file an Application seeking Commission review of OG&E’s rates, charges and tariffs for retail electric service within the State of Oklahoma.
C.     OG&E brings this Application, based upon a test year ending June 30, 2015, to initiate proceedings to review the rates, charges and tariffs of OG&E, and for the establishment of fair and reasonable rates and charges upon completion of the Commission’s review. OG&E tenders with the filing of this Application its complete Application Package as required by OAC 165:70-3-1,

Application – Cause No. PUD 201500273                            3 of 5

and following the filing of the Application Package, the Company will provide the Public Utility Division its Supplemental Package as required by OAC 165:70-5-20.
D.    OG&E is requesting a change in its rates that will result in an increase of $92.5 million when compared to OG&E’s rates that were implemented in August of 2012. OG&E expects this change will be effective no later than June 2016. The request is for rates sufficient to achieve a 10.25 percent return on 53% percent equity, which Applicant believes to be a fair, just and reasonable rate.
E.    OG&E also proposes to: (i) include approximately $2.2 billion in rate base for capital investments made since rates were last approved based on a 2010 test year; (ii) recognize O&M expenses that have increased since rates were last approved; and (iii) recognize all known and measurable changes and other requests for relief as outlined in testimony.
III.    Legal Authority.
The Commission has jurisdiction in these proceedings by virtue of Article IX, Sections 18 through 35 of the Constitution of the State of Oklahoma, the Oklahoma statutes, including 17 O.S. §151 et seq.,17 O.S. §250 et seq.,and the Commission’s rules.
IV.    Relief Requested.
WHEREFORE, premises considered, OG&E requests that the Commission, issue an order authorizing Applicant to adjust its retail rates subject to the jurisdiction of the Commission by the amount hereinabove set forth, authorizing Applicant to file changes in tariffs and terms and conditions of service, as well as all other relief requested in the testimony and exhibits filed by OG&E in this cause and for such other and further relief as the Commission deems appropriate under the circumstances.

Application – Cause No. PUD 201500273                            4 of 5

Respectfully submitted,

OKLAHOMA GAS AND ELECTRIC COMPANY

By /s/Kimber L. Shoop
Kimber L. Shoop, OBA No. 19571
Patrick D. Shore, OBA No. 8205
William J. Bullard, OBA No. 1302
Oklahoma Gas and Electric Company
P.O. Box 321
Oklahoma City, Oklahoma 73101
405-553-3023
405-553-3198 (Facsimile)
shoopkl@oge.com
shorepd@oge.com
bullarwj@oge.com

Attorneys for Applicant

Application – Cause No. PUD 201500273                            5 of 5

CERTIFICATE OF SERVICE

This is to certify that on the 18th day of December, 2015, a true and correct copy of the above and foregoing motion was transmitted to the following:

Brandy Wreath
Judith Johnson
Natasha Scott
Fairo Mitchell
Patrick Ahern
Oklahoma Corporation Commission
P.O. Box 52000
Oklahoma City, Oklahoma 73152
b.wreath@occemail.com
j.johnson2@occemail.com
n.scott@occemail.com
f.mitchell@occemail.com
p.ahern@occemail.com

Jerry J. Sanger
Dara M. Derryberry
Eric Davis
Victoria Korrect
Office of the Attorney General of Oklahoma
313 N.E. 21st Street
Oklahoma City, Oklahoma 73105
Jerry.Sanger@oag.ok.gov
Dara.Derryberry@oag.ok.gov
Eric.Davis@oag.ok.gov
Victoria.Korrect@oag.ok.gov

Thomas P. Schroedter
Pat Nixon
Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
321 S. Boston, Suite 200
Tulsa, OK 74103
tschroedter@hallestill.com
pnixon@hallestill.com
and
Jennifer H. Castillo
Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
100 N. Broadway, Suite 2900
Oklahoma City, OK 73102
jcastillo@hallestill.com

Jack G. Clark, Jr.
Clark, Wood & Patten P.C.
3545 NW 58th St., Suite 400
Oklahoma City, OK 73112
cclark@cswp-law.com

Ronald E. Stakem
Julie Henry
CHEEK & FALCONE, PLLC
6301 Waterford Blvd., Suite 320
Oklahoma City, OK 73118
rstakem@cheekfalcone.com
jhenry@cheekfalcone.com

Deborah R. Thompson
OK Energy Firm, PLLC
PO Box 54632
Oklahoma City, OK 73154
dthompson@okenergyfirm.com

Rick D. Chamberlain
Behrens, Wheeler & Chamberlain
6 N.E. 63rd Street, Suite 400
Oklahoma City, OK 73105
rchamberlain@okenergylaw.com

OG&E Regulatory Information
reginfor@oge.com

/s/ Kimber L. Shoop
Kimber L. Shoop